ADDENDUM to LETTER AGREEMENT

This Addendum (the "Addendum"), effective as of 1/17/08 (the "Effective Date"), is attached to and made part of the Letter Agreement dated August 16, 2007 (the "Letter Agreement") between CardioVascular BioTherapeutics, Inc., a Delaware corporation ("Cardio"), and GHL Financial Services Ltd., Inc. ("GHL") (collectively the "Agreement").

WHEREAS, Cardio and GHL desire to add certain terms to the Agreement and enter into this Addendum to reflect the additional terms agreed upon between the parties. Defined terms shall have the same definition as in the Letter Agreement.

NOW THEREFORE, in consideration of the mutual covenants contained in this Addendum, for valuable consideration the sufficiency of which is acknowledged, it is hereby agreed and stipulated as follows:

Fund Raising of Debt: In addition to the engagement set forth in the Letter Agreement, Cardio further engages GHL to assist as lead placing agent for any fund raising that involves the issuance of debt, regardless of whether securities are issued in conjunction with the debt.

Commissions: Cardio agrees to pay GHL, or allow GHL to retain from proceeds, for its services under this Addendum a transaction fee equal to seven percent (7%) of aggregate gross proceeds received by Cardio and originated by GHL or one of its sub-placing agents.

Sub Placing Agents: The parties agree GHL may engage sub-placing agents and that GHL may disburse from Commissions, or authorize in writing sub-placing agents to retain from proceeds, any necessary funds required to fulfill obligation between GHL and sub-placing agents. Cardio recommends a transaction fee to the sub-placing agents a five percent (5%) of aggregate gross proceeds received by Cardio, an exact amount to be determined by GHL at its discretion.

All other terms in the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties signing hereto execute this Addendum as of the Effective Date.

CardioVascular BioTherapeutics, Inc.
A Delaware Corporation

By: [signature]

Print Name: Mickael A Flaa

Title: CFO

GHL Financial Services Ltd., Inc.

By: [signature]

Print Name: GRANT GORDON

Title: PRESIDENT